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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450 and 33-89072) and Form S-3 (File Nos. 33-63810, 33-67340, 33-71450) and Form S-3
(File Nos. 33-63810, 33-67340, 33-69122, 33-71510, 33-71516, 33-87514, 33-
77964 and 33-87516).


                                                             ARTHUR ANDERSEN LLP

Jackson, Mississippi,
March 29, 1995